ABS Investor Presentation 3Q and YTD September 30, 2007 SLM Corporation

This presentation contains forward-looking statements and information that are based on management's current expectations as of the date of this document. When used in this report, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement (the "Merger Agreement") for the buyer group (the "Buyer Group") led by J.C. Flowers & Co. ("J.C. Flowers"), Bank of America (NYSE:BAC) and JPMorgan Chase (NYSE:JPM) to acquire (the "Merger") SLM Corporation, more commonly known as Sallie Mae, and its subsidiaries (collectively, "the Company"); the outcome of any legal proceedings that may be instituted by us or against us and others relating to the Merger Agreement; the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Merger; the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger; the effect of the announcement of the Merger on our customer relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; increased costs, fees, expenses or other charges related to the interim asset-backed commercial paper facilities extended by Bank of America and JPMorgan Chase for use during the period between executing the Merger Agreement and the closing of the Merger, including any potential foreclosure on the student loans under those facilities following their termination; if the Merger Agreement is terminated, increased financing costs and more limited liquidity; changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yields on student loans under the Federal Family Education Loan Program ("FFELP") or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to the Company. In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price, which may result in counterparties terminating equity forward positions with us, which, in turn, could have a materially dilutive effect on our common stock; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. The Company does not undertake any obligation to update or revise these forward looking statements to conform the statement to actual results or changes in the Company's expectations. Forward Looking Statements

Non-GAAP Financial Measures - The following presentation includes non-GAAP performance measures. A presentation of the most comparable GAAP financial measures and a reconciliation of the non-GAAP performance measures to the most directly comparable GAAP financial measures are included in the our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, which are available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). U.S. Government Guaranteed Student Loans - The following presentation contains references to U.S. Government guaranteed student loans. All such references are to loans made in compliance with the Federal Family Education Loan Program ("FFELP"), under Title IV of the Higher Education Act, to finance educational costs. As more fully described in our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo) and on the SEC's website (http://www.sec.gov), the federal guarantee of FFELP loans is conditioned on loans being originated, disbursed and serviced in accordance with ED regulations. In addition, unless a loan default results from the borrower's death, disability or bankruptcy, the federal government guarantees only 98 percent of the principal balance (97 percent on loans disbursed after July 1, 2006) plus accrued interest and the holder of the loan generally must absorb the two percent (three percent after July 1, 2006) not guaranteed as a loss on the loan ("Risk Sharing"). FFELP loans serviced by a servicer that has an Exceptional Performer designation from the U.S. Department of Education are not subject to Risk Sharing and receive 100% reimbursement on default claims (99 percent reimbursement on default claims filed after July 1, 2006). Additional Information - The following presentation contains certain information about the Company that management believes is important to investors, but should be read in conjunction with other material information about the Company, including, but not limited to, the operational, market and interest rate, political and regulatory, liquidity, credit, and consolidation loan refinancing risks that the Company faces. For a discussion of the risks described above as well as additional information about the Company you should refer to our most recent quarterly earnings release, quarterly report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). For a discussion of the specific characteristics of any specific security, you should refer to the pricing supplement, prospectus supplement and/or prospectus applicable to that security. Disclosures

SLM Corporation Overview

SLM Corporation - Overview #1 originator, servicer and collector of student loans in the U.S. education lending market Fully independent private sector company, traded on the NYSE with a market capitalization of $21 billion(1) $160 billion managed student loan portfolio, 83% of which is U.S. government guaranteed(1) Consistently profitable since its founding in 1972, through various political, interest rate and economic cycles (1) As of September 30, 2007. (1) As of September 30, 2007.

Recent Events September 26, 2007 - J.C. Flowers, Bank of America and JPMorgan Chase announced their intent not to complete the acquisition of SLM on the agreed upon terms September 27, 2007 - New student loan legislation, namely The College Cost Reduction and Access Act of 2007, was signed into law by the President October 8, 2007 - SLM filed suit against the buyers seeking to terminate the merger agreement and collect the $900 million termination fee October 11, 2007 - SLM announced strong third quarter loan originations growth and earnings before non-recurring items and merger-related costs October 12, 2007 - SLM entered the market with a $1.0B FFELP Consolidation Loan ABS offering, ultimately increasing the size of the issue to $1.6B at pricing

SLM Business Fundamentals

SLM "Core Earnings" Revenue Mix Net interest income from student loans made up 69% of net revenue The remaining 31% of net revenue was derived from fee-generating businesses Asset Performance Group (formerly "DMO") third-party collections activities Guarantor Servicing for student loans Other sources, including late fees on student loans 12/31/2006 Guaranteed Loan Net Interest Income 33 Private Education Loans & Other Net Interest Income 36 Other 11 Guarantor Servicing 4 Asset Performance Group 16 Note: Figures for nine months ended September 30, 2007. Percentage of net revenues, before provisions for losses. YTD 3Q 2007 Revenue Breakdown -

Fundamentals of SLM Business Model Remain Unchanged FFELP Stafford and PLUS FFELP Consolidation Private Education Loans Fee-Based Businesses Originated primarily through schools' financial aid offices Marketed under Sallie Mae brands plus those of strategic lender partners Loans originated, serviced and collected by SLM's servicing operations Originated primarily through SLM's nationwide school customer base, as well as direct-to- consumer channels Marketed predominantly as Sallie Mae brand consolidation loans Loans originated, serviced and collected by SLM's servicing operations Originated through both school and direct-to-consumer channels Predominantly Sallie Mae branded, coupled with FFELP loans when possible Loans originated, serviced and collected by SLM's servicing operations Asset Performance Group (formerly "DMO") and other fee businesses represent nearly one third of net revenue Growing fee business diversifies SLM's earnings

SLM Competitive Advantage and Market Position Singular Focus and Scale Vertically Integrated Origination/ Servicing/Collections Strong National and Regional Brands Integrated, Web-Based Technology Largest and Most Experienced Sales Team Breadth of Products and Services $160 B managed loans 10 million customers Economies of Scale SLM's Competitive Advantage Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Market Share Market Share Market Share Market Share Lender 2006 2003 2000 1997 Sallie Mae Preferred Channel 27% 25% 17% 0% 1 Federal Govt 21% 26% 32% 34% 2 Sallie Mae Brands 12% 7% 3% 0% 3 Citibank 6% 7% 6% 6% 4 Bank One / Chase 6% 13% 12% 10% 5 Bank of America 5% 5% 5% 2% FDLP and FFELP Loan Originator Shares (FY2006) Source: ED Top Originators of FFELP Loans. Federal fiscal year ended September 30.

Private Education Loan Portfolio Trends Historically, private education loan portfolio net charge-off rates have been much lower than typical for other unsecured consumer credit, such as credit card receivables 2002 2003 2004 2005 2006 YTD 2007 Net Charge-Offs 0.0225 0.0185 0.0192 0.0189 0.0162 0.0336 Private Education Loan Spread 0.0449 0.0475 0.0422 0.0462 0.0513 0.0533 (1) "Core Earnings" Private Education Loan spread, before provision. Excludes interim ABCP facility fees in 2007. Annualized net charge-offs as a percentage of average Managed Private Education Loans in repayment.

Consistent Earnings and Cash Flow SLM has generated consistent earnings and cash flow since its inception in 1972 Steady growth in the student loan market, the guaranteed nature of SLM's assets and strict asset and liability management policy protect SLM from economic and interest rate cycles "Core Earnings" net income 1996-2006, "core" net income 1993-1995 and GAAP net income for earlier years. 2004 "Core Earnings" net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company's quarterly earnings releases. Sources: U.S Federal Reserve and U.S. Bureau of Economic Analysis. 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 SLM Net Income (1) 290 334 391 388 345 350 367 384 381 405 492 624 690.3 925.9 986 1131 1253 T-Bill Rates 0.075 0.0538 0.0343 0.03 0.0425 0.0549 0.0501 0.0506 0.0478 0.0464 0.0582 0.034 0.0161 0.0101 0.0137 0.0315 0.0473 Real GDP 0.0542 0.0345 0.03 0.03 0.04 0.03 0.04 0.05 0.05 0.06 0.05 0.01 0.019 0.03 0.044 0.032 Interest Rates SLM Net Income (1) GDP Growth Highly Predictable Earnings -

The U.S. Student Loan Market

Federal Loans Private Loans Scholarships, Grants Parent/Student Contributions Billions of Dollars 74 22.5 80 52 Source: Based on estimates by Octameron Associates, "Don't Miss Out," 30th Edition; College Board, "2006 Trends in Student Aid"; and Sallie Mae. Includes tuition, room, board, transportation and miscellaneous costs for two and four year college degree granting programs. Sources of Funding for College Attendance Academic Year 2006-2007 ($billions) Total Cost - $229 Billion Parent/Student Contributions Scholarships, Grants, Other Federal Student Loans Private Education Loans Sources of Funding for Higher Education in the U.S.

Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 1/1/2000 15.312 1/1/2001 15.928 1/1/2002 16.612 1/1/2003 16.901 1/1/2004 17.272 1/1/2005 17.428 1/1/2006 17.647 1/1/2007 17.916 1/1/2008 18.202 1/1/2009 18.48 1/1/2010 18.746 1/1/2011 18.955 1/1/2012 19.182 1/1/2013 19.439 1/1/2014 19.682 1/1/2015 19.873 Higher education enrollment (millions) Source: National Center for Education Statistics Note: Total enrollment in all degree-granting institutions; middle alternative projections for 2006 onward Annual cost of education ($ thousands) Source: College Board Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment- weighted Public Private Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 1/1/2000 8.08 21.476 1/1/2001 8.4 22.2 1/1/2002 9 23.9 1/1/2003 9.7 24.9 1/1/2004 10.6 26.1 1/1/2005 11.4 27.5 1/1/2006 12.115 28.743 1/1/2007 12.796 30.367 1/1/2008 13.589 32.307 Public CAGR: 6.8% Private CAGR: 5.1% Source: President's 2007 Budget Note: Excludes consolidation volume; for the federal fiscal year ended September 30; projections from 2006 onward Federal student loan origination volume ($bn) Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2000 37.409 2001 39.755 2002 45.294 2003 52.166 2004 59.284 2005 64.529 2006 69.535 2007 75.878 2008 82.868 2009 88.325 2010 94.174 2011 100.512 2012 107.446 '00-'06 CAGR: 10.9% '06-'12 CAGR: 7.5% Enrollment Growth + Rising Costs + Education Value = Increasing Loan Demand Favorable Student Loan Market Trends Relationship between higher education, income and employment Unemployment Line 3 Average Annual Income Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 Less than H.S. 0.076 22232 High school 0.047 30640 Some college 0.042 35970 Associate 0.033 37480 Bachelor's 0.026 53581 Master's 0.021 67361 Doctorate 0.016 93096 Professional 0.011 115292 Source: Postsecondary Education Opportunity, U.S. Census Bureau. Unemployment data as of 2005. Average annual income figures for 2005. Represents average earnings for a full time, year-round worker over age 25 Unemployment Average annual income

Private Education Loan Market Growth Students and parents have increasingly turned to private education loans to fund the gap between student aid, federal loans and the rising cost of education (1) FFELP loan limit for four consecutive years of college. Limits increase on July 1, 2007 from $17,125 to $19,000. Source: College Board. Cost of college includes tuition, fees, room and board, transportation and other expenses for four year degree granting institutions for academic years ended June 30, 1997 and 2007. Cost of College vs. FFELP Loan Limits Academic Years 1997 vs. 2007 Private College Public College Private College Public College 73428 28568 0 133204 65428 FFELP Funds Available 17125 17125 0 17125 17125 FFELP Limit $17,125(1) Federal loan shortfall AY1997 AY2007 Source: Estimates by The College Board and Sallie Mae. Annual originations for academic years ended June 30. Federal loan shortfall

Federal Student Loan Legislation

College Cost Reduction and Access Act Reduced lender yields on Stafford and Consolidation loans by 55 bp (40 bp for not-for-profit lenders) Reduced lender yields on PLUS loans by 85bp (70 bp for not-for-profit lenders) The new legislation also - Eliminated the Exceptional Performer designation, effectively reducing the guarantee level for former EPs such as SLM from 99% to 97% Increased origination fees paid by lenders from 0.5% to 1.0% Reduced default collections retained by guaranty agencies from 23% to 16% Required ED to develop a pilot auction program for Parent PLUS loans Provided loan forgiveness after 120 monthly payments to FDLP borrowers engaged in selected public service occupations For federal student loans disbursed after October 1, 2007, the new legislation...

Adapting to Legislative Change SLM has been able to adapt its business to legislative change, resulting in continued growth and profitability In-school Special Allowance Payment ("SAP") margin2 (bps) Line 3 SLM net income1 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 1990 325 290 1991 325 334 1992 310 391 1993 310 388 1994 310 345 1995 250 350 1996 250 367 1997 250 384 1998 220 381 1999 220 405 2000 174 492 2001 174 624 2002 174 690 2003 174 926 2004 174 986 2005 174 1131 2006 174 1253 1992 FFELP yield lowered 15 bps 1993 Federal Direct Loan Program initiated 30 bps funding charge assessed to SLM 105 bps fee imposed on consolidations 1995 FFELP yield lowered 60 bps 1997 Privatization act 1998 FFELP yield lowered 30 bps 2000 Index changed from T-Bill to CP 1 Based on SLM "Core Earnings" net income 1996 - 2006, "Core" net income 1993 - 1995 and GAAP net income for earlier periods. 2004 figure adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in SLM's quarterly earnings release 2 Based on Stafford loans only. 91 day T-bill index from 1990 to 1999, and 3-month commercial paper from 2000 through present Impact of changes in student loan legislation on SLM "Core Earnings" net income ($mm)

Liquidity and Capital Markets Access

Liquidity At September 30, 2007, SLM maintained enough excess liquidity to fund its operations thru 1Q 2008 without accessing the capital markets - Sources of Primary Liquidity: Available as of Sep 30, 2007 Unrestricted Cash & Investments $11.9B $6.5B CP and Bank Lines 6.5B $6.0B Asset-Backed CP Program 5.8B $30.0B Interim Asset-Backed CP Program (1) 4.9B Total Sources of Primary Liquidity $29.1B Stand-by Liquidity: Unencumbered FFELP Loans 16.3B Total Primary and Stand-by Liquidity $45.4B (1) $30.0 billion Interim ABCP facility remains in place until the earlier of 90 days past merger termination date or February 15, 2008. The company is in substantive discussions with various financing sources concerning the replacement of this facility.

SLM's ABS Program

SLM ABS Issue Characteristics

Typical SLM FFELP ABS Transaction Features

- U.S. Government guaranteed collateral (1)
- Issue size $2.0B to $5.0(+)B
- Tranches denominated in US$ or Euros
- 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure
- 20% risk based capital weighting on senior securities in most countries
- Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance
- Amortizing tranches, with 1 to 15(+) year average lives
- Reset Rate Notes offer 'soft bullet' maturities for selected issues

Typical SLM Private Credit ABS Transaction Features

- Issue size $1.0B to $2.5(+)B
- US$ denominated
- Student loan collateral not guaranteed by the U.S. Government
- 'Aaa/AAA/AAA' rated class A senior tranches, 'Aa2/AA-/AA' rated Class B and 'A2/A/A' rated class C subordinate tranches
- Floating rate tied to 3 mo. LIBOR
- Typically amortizing tranches, with 1 to 15 year average lives
- Serviced by Sallie Mae, Inc.

(1) 99% guarantee of principal and accrued interest on underlying collateral applicable to SLM and others with Exceptional Performance designation, 98% or 97% guarantee applicable to all others. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education.

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SallieMae®
Champions for Higher Education℠

SLM ABS Issuance Volume and Portfolio 1 Excludes outstandings under SLM's asset-backed commercial paper program. Totals may not add due to rounding 2 Outstandings for total managed portfolio, after deducting loan loss allowance and unamortized discount 3 Based on pricing date SLM is the largest issuer of FFELP and private education loan ABS, and has issued $21.2B of student loan ABS thus far in 2007 Issuance ($billion) 1 Managed Portfolio ($billion) 2 2004 2005 2006 YTD 3Q 07 FFELP Stafford/PLUS $10.1 $6.6 $5.1 $7.1 FFELP Consolidation 17.4 17.1 22.9 11.9 Private Credit 2.8 3.4 5.7 2.2 Total ABS Issuance $30.3 $27.0 $33.7 $21.2 2004 2005 2006 3Q 07 FFELP Stafford/PLUS $46.8 $40.7 $39.9 $44.3 FFELP Consolidation 49.2 65.4 79.6 $88.1 Private Credit 11.5 16.4 22.6 27.4 Total Portfolio $107.4 $122.5 $142.1 $159.8

SLM 2006 Total Managed ABS Issuance by Currency, Investor Geography and Issue Type SLM's ABS investor base is diversified and global ABS Funding Diversity USD Euro 0.9393 0.0607 Consolidated Stafford/Plus Private Credit 0.68 0.151 0.1689 US Europe Asia Other 0.539 0.394 0.045 0.022 By Currency By Investor Geography By Issue Type Note: Estimates based on information provided by various investment dealers. Totals may not add due to rounding.

SLM ABS Structures 1 Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at http://www2.salliemae.com/investors/debtasset/slmsltrusts/. Actual average life may vary significantly from estimates. 2 ARS" denotes Auction Rate Security Recent SLM New Issue ABS Structures

Note: Totals may not add due to rounding. 2006 ABS Issuer Rankings

Private Credit Student Loan ABS Program

Sallie Mae's Private Credit Student Loan Program (1) With a co-borrower, maximum aggregate loan indebtedness is permitted to be up to the cost of education less any other aid. (2) Minimum FICO score for the standard program. Prior to July 1, 2001, minimum FICO score for Sallie Mae branded loans was 630. Custom programs have been negotiated with certain schools in which the FICO cut-off may be lower. In certain cases there is school recourse for these loans. Such loans represent a small percentage of the loans in the pool. (3) Pursuant to its agreement with the American Association Medical College, Sallie Mae underwrites certain Medical loans on a judgmental basis, without reliance on the FICO score of the borrower.

SLM Private Credit Cumulative ABS Issuance(1) SLM Private Credit Student Loan ABS Issuance SLM Managed Private Credit Loans Outstanding(1) (1) Gross outstandings for total managed portfolio, before deducting loan loss allowance and unamortized discount. 2001 2002 2003 2004 2005 2006 Higher Education 3.6 5 7.4 10 15.6 21.4 Career Training 0.8 1.1 1.3 1.6 1.9 2.3 2001 2002 2003 2004 2005 2006 Issuance Volume 0.7 4.472 7.3 10.7 16.4 SLM issued $5.7B of private credit loan ABS during 2006, bringing total issuance to date including 2007-A to $19B

SLM Private Credit ABS Relative Value 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 Private 11 11 11 11 10 10 10 10 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 10 10 10 10 9 9 9 9 9 9 9 9 9 9 8 8 7 7 7 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 5 4 4 4 4 4 4 4 4 4 4 4 4 3 3 3 3 3 2 2 2 1 1 1 1 2 2 Cards 5 5 5 5 4 4 4 4 4 4 4 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 4 4 3 3 3 2 2 2 2 2 2 3 4 4 4 4 3 3 3 3 3 4 4 4 5 4 4 4 4 3 3 3 3 3 3 3 3 3 3 3 3 2 2 2 2 2 2 2 2 2 2 2 2 1 1 1 1 1 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 Private 44 44 44 44 43 43 43 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 39 39 39 39 39 39 39 38 38 38 38 38 38 38 38 33 33 30 30 28 28 28 28 28 20 20 18 18 18 18 18 18 18 19 19 19 19 19 19 19 19 19 19 19 19 19 18 17 17 17 17 17 17 17 17 17 16 16 16 15 15 15 15 15 14 14 14 13 13 13 13 13 13 Cards 18 18 19 19 19 19 18 18 17 17 17 17 17 17 17 17 17 16 16 16 16 16 16 16 17 16 16 12 12 12 12 12 12 14 13 13 13 13 13 13 13 12 12 12 12 13 13 13 13 12 12 12 12 13 13 13 13 13 13 13 13 14 14 14 14 14 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 12 12 12 11 10 10 9 9 9 9 9 9 8 8 8 7 7 Prior to the ABS market disruption, spreads on SLM Private Credit ABS were trading somewhat wider than comparable credit card ABS Source: Merrill Lynch Research.

Upgrades of SLM Private Credit Student Loan ABS Due to better-than-anticipated performance of the underlying collateral... In September 2007, Fitch upgraded the ratings of subordinate tranches of SLM's 2002-A Private Credit ABS issue to 'AA+' and 'A+' from their original ratings of 'A' and 'BBB' At the same time, Fitch upgraded the ratings of all of the subordinate tranches of SLM Private Credit ABS issues 2003-A thru 2004-B to 'AA' and 'A' from their original ratings of 'A+' and 'BBB+' Beginning in 2006, S&P began upgrading the ratings on the two subordinate tranches of SLM's new issue Private Credit ABS from 'A' and 'BBB', ultimately to the 'AA' and 'A' ratings assigned the subordinate tranches of SLM's 2007-A Private Credit ABS

SLM 2007-A Private Credit Student Loan ABS

SLM Private Credit Student Loan Trust 2007-A The structure of SLM 2007-A is similar to prior Sallie Mae Private Credit ABS issues (1) Estimated based on a variety of assumptions concerning loan repayment behavior. Actual average life and repayment characteristics may vary significantly from estimates. (2) Approximate percent of Initial Asset Balance plus reserve account. (3) Approximate percent of Current Asset Balance. (4) Approximate percent of Initial Asset Balance.

SLM 2007-A Summary Pool Characteristics Loan Programs % Co-Borrower as Obligor Borrower Payment Status Pool Weighted Original Average FICO Score 718 Pool Weighted Current Average FICO Score 710 Average Borrower Indebtedness $13,020 Weighted Average Remaining Term 214 months No Co-Borrower Co-Borrower East 0.419 0.581 Undergraduate/Graduate Law Loans MBA Loans Medical Loans Consolidation Loans Direct-to-Consumer East 0.752 0.035 0.008 0.014 0.098 0.094 Grace Deferment In School Forbearance Repayment East 0.08 0.011 0.711 0.024 0.173

SLM 2007-A FICO Distribution at Loan Origination(1) If there is a co-borrower, FICO score represents higher of borrower and co-borrower score. Loans with FICO scores greater than zero and less than 630 is less than 0.2% of the portfolio. Approximately 0.5% of the trust consists of student loans where no FICO scores were currently available or which were underwritten without relying upon FICO scores. <630 630-639 640-659 660-679 680-699 700-719 720-739 740-759 760-779 780-799 800+ FICO Score at Origination 0.0019 0.0226 0.1135 0.1439 0.1233 0.1208 0.1103 0.1056 0.1019 0.0882 0.0632 (2) (3)

Historical Static Pool Performance SLM Private Credit ABS Trusts thru August 31, 2007

SLM Private Credit ABS Trusts 61- 90 and 90+ Day Delinquent Loans 61-90 Day Delinquencies 90+ Day Delinquencies

SLM Private Credit ABS Trusts Historical Cumulative Gross Charge-Off Experience (1) For SLM Private Credit Student Loan ABS issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that become 180+ days delinquent. To date, the servicer has exercised this option and actual charge offs in these Trusts equal zero. Data above represents charge-offs outside these Trusts of 180+ day delinquent loans purchased by the servicer. Note: Data current as of August 2007.

SLM Private Credit ABS Prepayment Analysis Historical SLM Private Credit ABS CPRs

Additional Information

"Core Earnings" Presentation Used by SLM's management in developing financial plans, tracking results, establishing corporate performance targets and determining incentive compensation Used by equity investors, credit rating agencies and debt capital providers to measure the company's business performance Treat securitizations as long-term financings and recognize the economic effect of hedges; and specifically exclude (i) gains on sales from securitizations, (ii) derivatives mark-to-market adjustments, (iii) floor income, and (iv) goodwill and intangible impairment and the amortization of acquired intangibles Reflect only current period adjustments to GAAP earnings and are not a substitute for reported results under GAAP May not be comparable to similarly titled measures reported by other companies Note: Both a description of SLM's "Core Earnings" treatment and a full reconciliation to the GAAP income statement is contained in the supplemental earnings disclosure to the company's quarterly earnings releases and most recent Form 10-K. "Core Earnings" Performance Measures -

GAAP to Core Earnings EPS Reconciliation

2001 2002 2003 2004 2005 2006 Stafford/PLUS 50 47.052 45.524 47 40.658 39.9 Consolidation 17 25.25 34.96 49 65.434 79.6 Private Education 4.416 5.822 8.305 11 16.437 22.6 Growth 0.142 0.14 0.14 0.15 $78 $89 $107 $123 SLM Corporation - Summary Financial Performance 2001 2002 2003 2004 2005 2006 "Core Cash" Net Income 624 690.3 925.9 986 1131 1232 $72 (1) 2004 "Core Earnings" net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company's quarterly earnings releases. $142 (1)

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Debt Investor Relations Contact Information Guido van der Ven Vice President, Corporate Finance Sallie Mae, Inc. 36 Leitch Avenue Skaneateles, NY 13152 315-685-9825 guido.e.vanderven@slma.com Leo Subler Vice President, Corporate Finance Sallie Mae, Inc. 12061 Bluemont Way Reston, VA 20190 703-984-5564 leo.subler@slma.com